Exhibit 1.1

232,881,600 Ordinary Shares

CNINSURE INC.

ORDINARY SHARES, PAR VALUE US$0.001 PER SHARE

in the form of American Depositary Shares

UNDERWRITING AGREEMENT

October [•], 2007

October [•], 2007

Morgan Stanley & Co. International plc

c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Ladies and Gentlemen:

CNinsure Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 232,881,600 ordinary shares, par value US$0.001 per share, of the Company (the “Firm Shares”), of which 193,000,000 shares are to be issued and sold by the Company and 39,881,600 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 34,932,240 ordinary shares, par value US$0.001 per share (the “Additional Shares”), if and to the extent that you, as representative of the Underwriters (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value US$0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “ADSs”). The ADSs are to be issued pursuant to a Deposit Agreement to be dated on or about [•], 2007 (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive 20 Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and a registration statement relating to the ADSs corresponding to the Shares. The registration statement relating to the Shares as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the ADSs, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares and additional ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” and the term “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “ADS Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

Morgan Stanley & Co. International plc (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company conducts substantially all of its operations and generates substantially all of its revenue through (i) the subsidiaries incorporated outside the People’s Republic of China (the “PRC”) as identified in Schedule IV hereto (collectively the “Overseas Subsidiaries” and each an “Overseas Subsidiary”), (ii) the subsidiaries incorporated in the PRC, as identified in Schedule V hereto (each a “PRC Subsidiary” and collectively the “PRC Subsidiaries”, and, together with the Overseas Subsidiaries, the “Subsidiaries”), (iii) Sichuan Yihe Investment Co., Ltd. and Guangdong Meidiya Investment co., Ltd. (each a “PRC Affiliated Company” and together the “PRC Affiliated Companies”), each of which is directly or indirectly owned by citizens of the PRC and established in the PRC, all as described in the Prospectus, and (iv) the insurance agencies and brokerages and entities identified in Schedule VI hereto (collectively, the “PRC Brokerages”, and, together with the Company, the Subsidiaries and the PRC Affiliated Companies, each, a “Group Company” and collectively the “Group Companies”). In addition, the Company has completed a series of transactions (the “Reorganization”) as described in the Prospectus and in connection therewith the Company and its Subsidiaries have entered into a series of contractual arrangements and agreements with the PRC Affiliated Companies, certain respective shareholders of the PRC Affiliated Companies and/or the PRC Brokerages, as set out in Schedule VII hereto (each a “Reorganization Agreement” and collectively the “Reorganization Agreements”).

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement and the ADS Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

(b)(i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Time of Sale

Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering for purposes of Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, business or operations, or on the business prospects of the Group Companies, taken as a whole (“Material Adverse Effect”). The amended and restated memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(e) Other than the Subsidiaries, the PRC Affiliated Companies and the PRC Brokerages, the Company has no other direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Each Subsidiary’s business license is in full force and effect. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims (each, a “Lien”). None of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The memorandum and articles of association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(f) Each of the PRC Affiliated Companies and PRC Brokerages has been duly established and is validly existing under the laws of the PRC, and its business license is in full force and effect. Each of the PRC Affiliated Companies and PRC Brokerages has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Time of Sale Prospectus and the Prospectus, and to own, lease and operate its property. The articles of association and other constitutive documents of each of the PRC Affiliated Companies and the PRC Brokerages comply with the requirements of applicable PRC law and are in full force and effect. All of the registered capital of or equity interests in the PRC Affiliated Companies and the PRC Brokerages have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly, in the case of the PRC Affiliated Companies, by Mr. Jianguo Cui, Mr. Zhenyu Wang and Mr. Qiuping Lai and, in the case of the PRC Brokerages, by the PRC Affiliated Companies, as the case may be, in the amount set forth in the Time of Sale Prospectus and the Prospectus, and are free and clear of any Lien, except as described in the Time of Sale Prospectus and the Prospectus. Each of Mr. Jianguo Cui, Mr. Zhenyu Wang and Mr. Qiuping Lai is a citizen of the PRC, excluding Taiwan, Hong Kong and Macau, and no application is pending in any other jurisdiction by him or on his behalf for naturalization or citizenship thereof.

(g) None of the Group Companies is (i) in breach of or in default under any applicable laws and regulations of the United States, the PRC, the Cayman Islands or the British Virgin Islands, (ii) in violation of its respective memorandum and articles of association or business licenses or its other constitutive documents, (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any Group Company is a party or by which any of them may be bound, or to which any of the properties or assets of any Group Company is subject, and (iv) none of the businesses, activities, agreements or commitments of any Group Company, current or past, is or has been, singly or in the aggregate, unauthorized or exceeds or has exceeded the business scope of its respective business licenses, except in the case of (i), (iii) and (iv) above as does not and would not be reasonably expected to have a Material Adverse Effect.

(h) This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company.

(i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(k) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l) There are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the capital stock of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Company’s Subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(m) The Deposit Agreement has been duly authorized by the Company and when executed and delivered by the Company, and assuming due authorization, execution and delivery by the Depositary, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(n) The ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued, will have been issued in compliance with all applicable United States securities laws, and will be fully paid and non-assessable, and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

(o) The terms of the Deposit Agreement, the ADSs and the ADRs conform in all material respects as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(p) The Shares to be sold by the Company, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the transfer thereof (whether by the Underwriters in the initial public offering contemplated by this Agreement or subsequently) pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party.

(q) The ADSs have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(r) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not (i) contravene any provision of applicable laws and regulations, business license or the certificate of incorporation, memorandum and articles of association, by-laws or other constitutive documents of the Company or any other Group Company or (ii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any agreement or other instrument to which the Company or any other Group Company is a party or by which it is bound or to which any of its property or assets is subject, or (iii) contravene, conflict with or result in a breach or violation of, or constitute a default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any other Group Company, in the case of (ii) and (iii) above, that is material to the Group Companies, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any court or governmental body or agency (“Government Authorization”) is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States and applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Nasdaq Global Market in connection with the offer and sale of the Shares.

(s) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Group Companies, taken as a whole, from that set forth in the Time of Sale Prospectus.

(t) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which any Group Company is a party or to which any of the properties of any Group Company is subject (i) other than proceedings disclosed in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Material Adverse Effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w) Each of the Group Companies is in compliance with any and all applicable local, domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), except where such noncompliance with Environmental Laws would not, singly or in the aggregate, have a Material Adverse Effect.

(x) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(y) Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(z) Subsequent to the date as of which information is given in the Registration Statement (i) none of the Group Companies have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of any Group Company, except as described in the Time of Sale Prospectus and the Prospectus.

(aa) The Group Companies each have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which are material to the business of the Group Companies, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Group Companies; and any real property and buildings held under lease by each Group Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Group Companies, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(bb) The Group Companies each own or possess, or otherwise have the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names currently employed by them in connection with the business now operated by them, and none of the Group Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(cc) No material labor dispute with the employees of any Group Company exists, except as described in the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent.

(dd) The Group Companies each are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Group Companies has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus .

(ee) Each Group Company possesses all certificates, authorizations and permits issued by the appropriate domestic or foreign regulatory authorities necessary to conduct their respective businesses; each of the Group Companies is in compliance in all material respects with the terms and conditions of all such certificates, authorizations and permits; all of such certificates, authorizations and permits are valid and in full force and effect; non of such certificates, authorizations and permits contains any materially burdensome restrictions or conditions not described in the Time of Sale Prospectus and the Prospectus; and none of the Group Companies has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus.

(ff) The Group Companies each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no material relationships, direct or indirect, or material transactions exist between any of the Group Companies on the one hand and their respective affiliates, officers and directors or their shareholders or customers on the other hand.

(ii) Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of the Cayman Islands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and, except as disclosed in the Time of Sale Prospectus and the Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the Cayman Islands.

(jj) Except as described in the Time of Sale Prospectus and the Prospectus, none of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution on such Subsidiary’s equity interest, (ii) repaying to the Company any loan, (iii) making advances to the Company, or (iv) transferring any of its property or assets to the Company or any other Subsidiaries of the Company; except as set forth in the Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable upon the equity interests in the Company’s Subsidiaries may be converted into foreign currency that may be freely transferred out of the PRC or its jurisdiction of incorporation and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of the PRC or its jurisdiction of incorporation and otherwise free and clear of any other tax, withholding or deduction in the PRC or its jurisdiction of incorporation, in each case without the necessity of obtaining any Governmental Authorization in the PRC or its jurisdiction of incorporation.

(kk) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC or the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Shares to the Underwriters whether in the form of Ordinary Shares or ADSs, the issuance of the ADSs representing such Shares by the Depositary, and the delivery of such ADSs to or for the account of the Underwriters, (ii) the initial sale and delivery by the Underwriters of such ADSs to purchasers thereof, (iii) the deposit of the Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing such ADSs, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(ll) Based on the estimated value of the Company before this offering and the price of the ADSs in this offering, as well as the expected price of the ADSs and Ordinary Shares following this offering and the composition of its income and assets, the Company does not expect to be considered a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, in its current taxable year; and the Company has no plans or intentions to become a PFIC in the future.

(mm) None of the issue and sale of the Shares, the execution, delivery and performance of this Agreement, the consummation of any transaction contemplated hereby, or the provision of services with respect to the offering of the Shares or the facilitation of any of the foregoing will result in a violation by any person (including, without limitation, the Underwriters and the purchasers of the Shares) of any economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).

(nn) Each of the Group Companies is currently in compliance with, and the commissions and fees received by the Group Companies for the provision of insurance agency and brokerage services do not contravene, conflict with or result in a breach or violation of any provision of, the 2002 Insurance Law (as defined in the Time of Sale Prospectus) and the regulations and rules of the China Insurance Regulatory Commission, including, but not limited to, those related to the scope of its business activities, solvency margin, reserves, the use of its insurance funds, insurance products, insurance agents (including qualification thereof), insurance contracts, reinsurance and investments by foreign parties in PRC insurance companies, the geographic limitation and scope of business of foreign invested insurance companies, and all such other applicable laws, regulations and rules of the PRC, except as described in the Time of Sale Prospectus and the Prospectus and except in each case as does not have and would not reasonably be expected to have a Material Adverse Effect.

(oo) The consolidated financial statements (and the notes thereto) of the Company included in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a consistent basis throughout the period involved and (ii) to the best knowledge of the Company, Deloitte Touche Tohmatsu, who have expressed an opinion on the financial statements of the Company based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(pp) Each of the Group Companies has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof, except for those tax returns the failure of which to file does not and would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Group Companies which has had (nor does any of the Group Companies have any knowledge of any tax deficiency which, if determined adversely to any of the Group Companies, might individually or in the aggregate have) a Material Adverse Effect.

(qq) None of the Group Companies nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the PRC and the Cayman Islands.

(rr) None of the Group Companies has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs.

(ss) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(tt) Any statistical, industry-related and market-related data included in the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the written consent for the use of such data from such sources has been obtained to the extent required.

(uu) The description of the contractual arrangements and agreements with the PRC Affiliated Companies and PRC Brokerages (the “PRC Documents”) as set forth in the Time of Sale Prospectus and the Prospectus is true and correct in all material respects. The PRC Documents are in compliance with all applicable laws and regulations and constitute a valid and legally binding agreement, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity. None of the PRC Documents has been revoked and no such revocation is pending or, to the Company’s knowledge, threatened.

(vv) The performance of the PRC Documents by the relevant Group Company and the shareholders of the PRC Affiliated Companies, as contemplated thereby did not, do not and will not (i) contravene any business license or the certificate of incorporation, memorandum and articles of association, by-laws or other constitutive documents of the Company or any other Group Company or (ii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any agreement or other instrument to which the Company or any other Group Company is a party or by which it is bound or to which any of its property or assets is subject, or (iii) contravene, conflict with or result in a breach or violation of, or constitute a default under any provision of applicable laws and regulations, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any other Group Company, except in the case of (ii) and (iii) above as does not and would not be reasonably expected to have a Material Adverse Effect.

(ww) The Time of Sale Prospectus and the Prospectus accurately and fairly describe in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(xx) The description set forth in the Time of Sale Prospectus and the Prospectus of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its Subsidiaries such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company and its Subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and its Subsidiaries for capital resources, is true and correct in all material respects. As used herein in this subsection, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(yy) None of the Group Companies, and to the best knowledge of the Company after due inquiry, any of its respective officers, directors, managers, agents or employees have, directly or indirectly, made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC or the Cayman Islands or any other jurisdiction where either the payment or gift or the purpose of such contribution, payment or gift was, is, or will, after the registration of the Shares and ADSs under the Exchange Act, be prohibited under applicable law, rule or regulation of any relevant locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

(zz) None of the Group Companies’ policies, practices and transactions related to the recognition of expenses for commissions or fees paid to any third party in exchange for customer referrals (A) has resulted or results in any violation of the business license, articles of association, other constitutional documents or Government Authorizations of any of the Group Companies; (B) has resulted or results in any violation of or penalty under any applicable laws and regulations; or (C) conflicts with or results in a breach or violation of any of the terms or provisions of, or constitutes a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject.

(aaa) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof.

(bbb) Except as disclosed in the Time of Sale Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands; and (B) PRC courts, subject to compliance with relevant provisions and requirements under the PRC Civil Procedures Law. It is not necessary that this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(ccc) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ddd) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(eee) The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, (ii) a trade journalist or publication to write or publish favorable information about the Company or its products, (iii) a governmental official for any purpose, or (iv) any person in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, as well as applicable non-U.S. anti-bribery laws and regulations.

(fff) Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, the Company has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers, employees and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange)

relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee and Participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(ggg) The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel. The Company has fully communicated such legal advice from its PRC counsel to each of its directors who signed the Registration Statement. The issuance and sale of the Ordinary Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the Nasdaq Global Market or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

(hhh) The Company shall comply with the any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), and shall use its reasonable efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(iii) There are no contracts, agreements or understandings between the Group Companies and any person that would give rise to a valid claim against the Group Companies or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or, to the Company’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Group Companies or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the FINRA.

(jjj) There are no affiliations or associations between any member of the NASD and any of the Group.

(kkk) The Registration Rights Agreement described in Schedule VIII hereto (the “Registration Rights Agreement”) has been duly authorized, executed and delivered by the Company and, to the best knowledge of the Company, by the other parties thereto, and the Company has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; and the Registration Rights Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(lll) The execution, delivery and performance of the Registration Rights Agreement by the Company, and the consummation of the transactions contemplated thereunder, will not (A) result in any violation of the business license, articles of association or other constitutional documents of the Company; (B) result in any violation of or penalty under any applicable laws or regulations; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract or other agreement or instrument to which the Company is a party or by which the Company is bound, except for such violation, breach or default under clauses (B) and (C) which would not, individually or in the aggregate, have a Material Adverse Effect.

(mmm) The Ordinary Shares to be sold pursuant to the Registration Rights Agreement and the purchase agreement described in Schedule VIII hereto (collectively, the “Investment Agreements”) may be sold in conformity with the Investment Agreements without registration under the Securities Act.

2. Representations and Warranties of the Selling Shareholders.

(a) Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(ii) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney

appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or other constitutive documents of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Shares.

(iii) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(iv) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(v) The Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with [•] (the “Custodian”) as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing ADSs representing such Shares so deposited by such Selling Shareholder.

(vi) Delivery of the Shares to be sold by such Selling Shareholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

(vii) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct. Such Selling Shareholder is not prompted by any information concerning any Group Company which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Shares pursuant to this Agreement.

(viii) Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, any free writing prospectus, and represents that it has not distributed any written materials in connection with the offer or sale of the Shares.

(ix) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney, the deposit of the Shares with the Depositary, the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, and the consummation of the transactions contemplated herein by such Selling Shareholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, or any agreement or instrument to which such Selling Shareholder is a party or by which the such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or if the Selling Shareholder is a corporate entity, the charter or by-laws of such Selling Shareholder.

(x) Neither the Selling Shareholder nor any of its affiliates, nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(xi) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC or the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the sale and delivery of the Shares to be sold by such Selling Shareholder, the issuance of the ADSs representing such Shares by the Depositary, and the delivery of such ADSs to or for the account of the Underwriters, (ii) the initial sale and delivery by the Underwriters of such ADSs to purchasers thereof, (iii) the deposit of the Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing such ADSs, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(xiii) Such Selling Shareholder is not a FINRA broker-dealer or an affiliate of a FINRA broker-dealer.

(xiv) Any information provided by such Selling Shareholder for inclusion in the Registration Statement, the Time of Sale Prospectus and the Prospectus filed with the Commission, including but not limited to the information pertaining to such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Time of Sale Prospectus, is true and accurate.

(xv) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xvi) There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or, to such Selling Shareholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the FINRA.

(b) Super Able Investments Limited (“Super Able”) represents and warrants to and agrees with each of the Underwriters that:

(i) The purchase Agreement described in Schedule VIII hereto (the “Purchase Agreement”) has been duly authorized, executed and delivered by Super Able and, to the best knowledge of Super Able, by the other parties thereto, and Super Able has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; and the Purchase Agreement constitutes a legal, valid and binding obligation of Super Able, enforceable against it in accordance with its terms.

(ii) The execution, delivery and performance of the Purchase Agreement by Super Able, and the consummation of the transactions contemplated thereunder, will not (A) result in any violation of the business license, articles of association or other constitutional documents of Super Able; (B) result in any violation of or penalty under any applicable laws or regulations; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract or other agreement or instrument to which Super Able is a party or by which Super Able is bound, except for such violation, breach or default under clauses (B) and (C) which would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) The Ordinary Shares to be sold pursuant to the Purchase Agreement may be sold in conformity with the Investment Agreements without registration under the Securities Act

(c) Kingsford Resources Limited represents and warrants to and agrees with each of the Underwriters that:(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(c) do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at a price of US$[•] per ADS (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller set forth in Schedule I hereto opposite its name as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 34,932,240 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each Seller hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, any ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (other than a registration statement on Form S-8).

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold in the form of ADSs hereunder, (b) the grant of options to purchase Shares that would not vest, restricted shares that would not become freely transferable, and restricted share units that would not vest, in each case during the time period in the previous paragraph, (c) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is otherwise described in the Time of Sale Prospectus, (d) transactions by a Selling Shareholder relating to Ordinary Shares in the form of ADSs or other securities acquired in open market transactions after the completion of the offering of the Shares and the ADSs, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (e) transfers by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, or (f) distributions by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the Selling

Shareholder; provided that in the case of any transfer or distribution pursuant to clause (e) or (f), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

Each Seller hereby agrees not to engage in any transaction that may be restricted by the restrictions in the two immediately preceding paragraphs during the 34-day period beginning on the last day of the initial 180 day restricted period unless it requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by the two immediately preceding paragraphs have expired.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at US$[•] per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of US$[•] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[•] per ADS, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several

Underwriters at 10:00 a.m., New York City time, on [•], 2007, or at such other time on the same or such other date, not later than [•], 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2007, as shall be designated in writing by you.

ADRs evidencing the ADSs representing the Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. ADRs evidencing the ADSs representing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares or the corresponding ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement and the ADS Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Group Companies, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) The Underwriters shall have received on the Closing Date a certificate in the form set forth in Exhibit B, dated the Closing Date and signed by each of the chief executive officer, the chief financial officer and the vice president and general manager of finance and accounting of the Company.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an Attorney-in-Fact of the Selling Shareholders, to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholders have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

(e) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, U.S. counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C.

(f) The Underwriters shall have received on the Closing Date an opinion of Maples and Calder, outside Cayman Islands and British Virgin Islands counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D.

(g) The Underwriters shall have received on the Closing Date an opinion of Commerce & Finance Law Offices, outside PRC counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit E.

(h) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date, to the effect set forth in Exhibit F.

(i) The Underwriters shall have received on the Closing Date an opinion of counsel from the jurisdiction of organization for each Selling Shareholder, dated the Closing Date, to the effect set forth in Exhibit G.

(j) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(k) The Underwriters shall have received on the Closing Date an opinion of Junhe Law Offices, PRC counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(l) The Underwriters shall have received on the Closing Date an opinion of Clifford Chance, counsel for the Depositary, dated the Closing Date, to the effect set forth in Exhibit H.

(m) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the individuals and entities listed on Schedule IV hereto relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(o) The ADSs representing the Shares have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(p) The Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

(q) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(r) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(s) No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, two signed copies of the Registration Statement and the ADS Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances at that time, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of

Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer but in no event exceeding nine months from the first date of the public offering, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares and the corresponding ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) That in connection with the Directed Share Program, the Company will, upon notification, ensure that the Directed Shares will be restricted to the extent required by the FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Furthermore, the Company covenants with Morgan Stanley that the

Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three (3) month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretive Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

(k) To comply with all securities and other laws, rules and regulations applicable to the Directed Share Program, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(l) The Company and each Group Company will use the net proceeds received by the Company from the sale of the Shares in the manner specified in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” and, in this respect, will not, directly or indirectly, use the proceeds of the sale of the Shares to fund activities or business with any government, individual or entity that is the subject of any OFAC-administered sanctions, or in a manner that would otherwise cause any person (including, without limitation, the underwriters and purchasers of the Shares) to violate OFAC-administered sanctions or in a manner that would violate any Anti-Corruption Law.

8. Covenants of the Selling Shareholders. Each Selling Shareholder covenants with each Underwriter as follows:

(a) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(b) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(c) Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus, and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(d) Such Selling Shareholder will not, directly or indirectly, use the proceeds of the sale of the Shares to fund activities or business with any government, individual or entity that is the subject of any OFAC-administered sanctions, or in a manner that would otherwise cause any person (including, without limitation, the underwriters and purchasers of the Shares) to violate OFAC-administered sanctions or in a manner that would violate any Anti-Corruption Law.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses reasonably incurred in relation to the offering of the Shares as contemplated in this Agreement. These expenses include, but are not limited to (i) fees of Underwriters’ legal counsel including out-of-pocket expenses (in an amount not to exceed US$700,000) and (ii) travel (including roadshow expenses of the Representatives team members), accommodation, document production and courier costs; provided that, the maximum reimbursement to the Representative other than with respect to fees of the Underwriters’ legal counsel shall be US$600,000. The Company shall bear all other expenses incurred in connection with the offering of the Shares, including, but not limited to, (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or the related ADSs under state securities laws and all expenses in connection with the qualification of the Shares and any related ADSs for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares and any related ADSs by the FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the ADSs and all costs and expenses incident to listing the ADSs on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company and Kingsford Resources Limited, [jointly and severally], agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendments or supplements thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or action are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each of Super Able and Gifted Time Investments Limited, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendments or supplements thereto, or any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto. The liability of each of Super Able Investments Limited and Gifted Time Investments Limited under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the ADSs sold by it under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(c) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(c) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the

Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph is several and shall be limited to an amount equal to the aggregate Public Offering Price of the ADSs representing the Shares sold by such Selling Shareholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Market, the Hong Kong Stock Exchange or the Shanghai Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or PRC, Hong Kong or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, subject to a maximum reimbursement of US$700,000 for fees and out-of-pocket expenses of underwriters’ counsel and a maximum reimbursement of US$600,000 for all other expenses.

15. Submission To Jurisdiction; Appointment Of Agent For Service. (a) Each of the Sellers irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the

ADS Registration Statement or the offering of the Shares or the ADSs. The Company and each Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each of the Sellers hereby irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Sellers represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments and the paying of its own fees and expenses, that may be necessary to continue such appointment in full force and effect, in the case of the Company, for a period of seven (7) years from the date of this Agreement and, in the case of the Selling Shareholders, for a period of five (5) years from the date of this Agreement.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Sellers with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Sellers agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17. Foreign Taxes. All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the PRC or any political subdivision or any taxing authority thereof or therein unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the Cayman Islands or the PRC other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

18. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each of the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. The Company and each of the Selling Shareholders waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs representing the Shares.

19. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to 19/F, Yinhai Building, No. 299 Yanjiang Zhong Road, Guangzhou, Guangdong 510110, PRC, Attention: Chief Financial Officer; and if to the Selling Shareholders shall be delivered, mailed or sent to [•].

Very truly yours,

CNINSURE INC.

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. International plc

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. International plc

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold
Kingsford Resources Limited
Gifted Time Investments Limited
Super Able Investments Limited

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. International plc
[•]
[•]

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus dated [•]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[the pricing information below:

CNinsure Inc.

$[            ]

[            ] American Depositary Shares Representing [    ] Ordinary Shares

The information below assumes no exercise of the underwriters’ over-allotment option.

Issuer:	CNinsure Inc.
Symbol:	NYSE/CNG
Size:	$[ ]
Shares offered:	[ ] ADSs
Secondary shares:	[ ] ADSs by the Selling Shareholders
Price to public:	$[ ] per ADS
Proceeds to the Company, net of underwriting discounts and commissions:
Proceeds to the Selling Shareholders, net of underwriting discounts and commissions:
Trade date:	[ ], 2007
Closing date:	[ ], 2007
Underwriting Discounts and Commissions:
CUSIP:	[ ]
Underwriters:	Morgan Stanley & Co. International plc [ ]

A copy of the prospectus relating to this offering may be obtained by contacting Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014; Attention: Prospectus Department or by email at prospectus@morganstanley.com.]

III-1

SCHEDULE IV

Overseas Subsidiaries

CISG Holdings Ltd.

CNinsure Holdings Ltd.

Intense Rise Limited

IV-1

SCHEDULE V

PRC Subsidiaries

Haidileji Enterprise Image Planning (Shenzhen) Co., Ltd.

Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.

Shenzhen Fanhua Nanfeng Enterprise Management Consulting Co., Ltd.

Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd.

Beijing Ruisike Management Consulting Co., Ltd.

Beijing Fanlian Investment Co., Ltd.

V-1

SCHEDULE VI

PRC Brokerages

Guangdong Nanfeng Insurance Agency Co., Ltd.

Guangzhou Yian Insurance Agency Co., Ltd.

Guangzhou Xiangxing Insurance Agency Co., Ltd.

Dongguan Nanfeng Jiayu Insurance Agency Co., Ltd.

Foshan Tuohua Insurance Agency Co., Ltd.

Shenzhen Nanfeng Insurance Agency Co., Ltd.

Beijing Fanlian Insurance Agency Co., Ltd.

Beijing Fanhua Insurance Agency Co., Ltd.

Beijing Fumin Insurance Agency Co., Ltd.

Sichuan Fanhua Insurance Agency Co., Ltd.

Sichuan Xintai Insurance Agency Co., Ltd.

Fujian Xinheng Insurance Agency Co., Ltd.

Hebei Anxin Insurance Agency Co., Ltd.

Shandong Fanhua Xintai Insurance Agency Co., Ltd.

Shanghai Fanhua Guosheng Insurance Agency Co., Ltd.

Hunan Fanhua Insurance Agency Co., Ltd.

Guangdong Kafusi Insurance Brokerage Co., Ltd.

Guangdong Qicheng Insurance Brokerage Co., Ltd.

Guangzhou Desheng Insurance Brokerage Co., Ltd.

Sichuan Bocheng Insurance Brokerage Co., Ltd.

Fuzhou Fanhua Lianxin Insurance Agency Co., Ltd.

IV-1

SCHEDULE VII

Reorganization Agreements

VIII-1

SCHEDULE VIII

Investment Agreements

Purchase Agreement, dated October 10, 2007, between Super Able Investments Limited and Cephei Investment Holding Limited

Registration Rights Agreement, dated October 10, 2007, between CNinsure Inc. and Cephei Investment Holding Limited

VIII-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[•], 2007

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. International plc (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CNinsure Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of [•] shares (the “Shares”) of the ordinary shares, par value US$0.001 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to [(a)] transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, or (c) distributions of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

OFFICERS’ CERTIFICATE

Each of the undersigned, Yinan Hu, chief executive officer and chairman of CNinsure Inc., a company incorporated in the Cayman Islands (the “Company”), David Tang, chief financial officer of the Company, and Peng Ge, vice president, general manager of the finance and accounting department and director of the Company, hereby certifies that he has performed the following procedures on the financial data identified and circled by you under “Recent Developments” in the free writing prospectus dated October [25], 2007 (the “Free Writing Prospectus”) attached hereto as Annex A and the final prospectus dated October [•], 2007 (the “Final Prospectus”) attached hereto as Annex B. Each of the undersigned further certifies each of the circled financial data in the attached annexes was, as of the respective dates of the Free Writing Prospectus and the Final Prospectus, and is, as of the date hereof, true and accurate and has:

(A)	compared the amount to the corresponding amount in an analysis prepared by the Company’s accounting personnel or recalculated the amount from the corresponding information in the Company’s general ledger and found them to be in agreement; and

(B)	recalculated the US dollar amount based on the corresponding RMB amount and the rate of RMB7.6120 to $1.00 as specified in the Preliminary Prospectus, the Free Writing Prospectus and Final Prospectus and found them to be in agreement.

B-1

EXHIBIT C

Form of Opinion of U.S. Counsel for the Company

[1. The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

2. The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. Upon due execution, issuance and delivery by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of the Underwriting Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company, the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, and the issuance and sale of the ADSs by the Company to the Underwriters pursuant to the Underwriting Agreement and the Deposit Agreement on the date hereof do not:

(i) result in the breach of or default under any of the material contracts which are governed by the laws of the State of New York and to which the Company is a party;

(ii) violate any United States federal or New York statute, rule or regulation applicable to the Company; or

(iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

5. The registration statement on Form F-1 (“F-1 Registration Statement”) and the registration statement on form F-6 (“F-6 Registration Statement”) have been declared effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [            ], 2007, we confirm that no stop order suspending the effectiveness of the Registration Statements has been issued under the Act and no proceedings have been initiated or are pending or contemplated by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424 under the Act.

6. The F-1 Registration Statement, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, as of the date it was declared effective, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form F-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the F-1 Registration Statement or the Prospectus; and the F-6 Registration Statement, as of the date it was declared effective, appeared on its face to be appropriately responsive in all material respects to the requirements for registration statements on Form F-6 under the Act and the rules and regulations of the Commission thereunder. For purpose of this paragraph, we have assumed that the statements made in the Registration Statements and the Prospectus are correct and complete.

7. The statements in the Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to describe or summarize provisions of the Deposit Agreement and the ADSs, and under the caption “Shares Eligible for Future Sale,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.

8. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed.

9. The Company is not, and immediately after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. Pursuant to Section [            ] of the Underwriting Agreement and Section [            ] of the Deposit Agreement, under the laws of the State of New York the Company has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, (ii) submitted to the personal jurisdiction of any state or federal court located in the State of New York, County of New York in any action arising out of or relating to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated hereby or thereby, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court, and (iv) appointed [            ] as its authorized agent for the purpose described in Section [            ]

of the Underwriting Agreement and Section [            ] of the Deposit Agreement. Service of process in the manner set forth in Section [            ] of the Underwriting Agreement and Section [            ] of the Deposit Agreement is effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement and the Deposit Agreement in any such court.

11. The statements in the Prospectus under the caption “Taxation – United States Federal Income Taxation,” insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

12. No facts came to our attention that caused us to believe that:

•

either the F-1 Registration Statement, at the time it became effective, including the information deemed to be a part of the F-1 Registration Statement pursuant to Rule 430A under the Act, or the F-6 Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the preliminary prospectus as of [            ], when taken together with the [specified Issuer’s Free Writing Prospectus], contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

13. The Ordinary Shares to be sold pursuant to the Investment Agreements may be sold in conformity with the Investment Agreements without registration under the Securities Act.]

EXHIBIT D

Form of Opinion of Cayman Islands Counsel for the Company

1. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands, with full corporate power and authority to own its property and assets and to carry on its business in accordance with the Company’s Memorandum and Articles of Association and as described in the Registration Statement and to execute, deliver and perform its obligations under the Underwriting Agreement and the Deposit Agreement (the “Agreements”).

2. The Company is in good standing with the Registrar of Companies in the Cayman Islands.

3. The Company has the authorized and issued capital as set forth in the Prospectus, and all of the issued shares in the capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are not subject to any pre-emptive or similar rights under Cayman Islands law or the Company’s Memorandum and Articles of Association and conform to the description thereof contained in the Prospectus.

4. The execution and delivery of each Agreement by the Company and the performance of its obligations thereunder, the Registration Statement, the issuance and sale of the Shares and the filing of the Registration Statement and the Prospectus have been duly authorized and approved by all necessary corporate action of the Company, and the execution and delivery of the Agreements by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of any of the terms or provisions of the Company’s Memorandum and Articles of Association or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

5. Each Agreement has been duly executed and delivered for and on behalf of the Company and constitutes legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth.

6. The Registration Statement has been duly executed by and on behalf of the Company.

7. No authorizations, consents, orders, permissions or approvals are required from any governmental or judicial authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority, judicial or regulatory body is required in connection with:

7.1	the execution and delivery of the Agreements;

7.2	the performance of any obligation under the Agreements; and

7.3	the payment of any amount under the Agreements.

8. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Agreements that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

9. The statements in the Prospectus under “Risk Factors”, “Dividend Policy”, “Capitalization”, “Management”, “Enforceability of Civil Liabilities”, “Description of Share Capital” and “Taxation — Cayman Islands Taxation” and the statements in the Registration Statement under Item 6, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

10. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Agreements or the performance by any of the parties of their respective obligations or enforcement of the Agreements unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$[ ] (US$[ ]) for each of the Underwriting Agreement and the Deposit Agreement will be payable; or

(b)	the issuance and sale of the Shares by the Company of their shares pursuant to the terms of the Underwriting Agreement; or

(c)	the sale by Selling Shareholders of their respective shares pursuant to the terms of the Underwriting Agreement; or

(d)	the entering of the Custodian as the registered holder of the Shares; or

(e)	the issue to the Custodian on behalf of the Depositary of the Shares against the issuance of ADSs for the account of the Underwriters; or

(f)	the sale and delivery outside of the Cayman Islands by the Underwriters of the ADSs to the initial purchasers thereof.

11. There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of:

(a)	the execution, delivery, performance or enforcement of each Agreement;

(b)	any payment of any nature to be made by the Company under each Agreement;

(c)	the issuance and sale of the Shares by the Company; or

(d)	the payment of dividends and other distributions declared and payable on the Shares, and the payment of such dividends and other distributions by the Depositary or its nominee to holders of ADSs pursuant to the Deposit Agreement.

The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

12. The Company can sue and be sued in its own name under the laws of the Cayman Islands. The choice of the laws of New York to govern each Agreement will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on any of the Agreements brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under any of the Agreements could be instituted in the Grand Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of the Agreements in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

13. The submission to the jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan in The City of New York, the appointment of [    ] to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York court, pursuant to the Agreements, is legal, valid and binding on the Company.

14. No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Shares, including the Depositary.

15. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to any of the Agreements without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

16. Based solely on our inspection of the Register of Writs and Other Originating Process in the Grand Court of the Cayman Islands from the date of incorporation of the Company, there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on [__], 2007. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which we have made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. We assume that there has been no change in this position since the date on which the enquiries were made.

17. There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

18. The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Agreements and the

Company is subject to civil and commercial law with respect to its obligations under the Agreements, which obligations constitute private and commercial acts rather than governmental or public acts.

19. So far as the law of the Cayman Islands is concerned, each Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth below.

20. We have reviewed the register of members of the Company. As of the date hereof there are no entries or notations indicating any third party interests, including any security interest, on the register of members of the Company.

21. Neither the Underwriters nor the Depositary will be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution or delivery of the Agreements or the entering into of or the exercise of their rights or the performance of their obligations under the Agreements.

22. Neither the Underwriters nor the Depositary will be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Agreements.

23. The summaries of the Memorandum and Articles of Association of the Company and of relevant Cayman Islands company law contained in the Prospectus are true, accurate and complete in the context in which they appear.

24. The form of certificate used to evidence the Shares complies in all material respects with applicable statutory requirements of the Cayman Islands and the Company’s Memorandum and Articles of Association.

25. There are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency, nor is it necessary under the laws of the Cayman Islands that any of the Agreements or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order for the Company to pay dividends to shareholders in U.S. Dollars or any other currency.

EXHIBIT E

Form of Opinion of PRC Counsel for the Company

(i) Incorporation of PRC Subsidiaries. Each of Haidileji Enterprise Image Planning (Shenzhen) Limited (“Haidileji”), Yiqiman Enterprise Management Consulting (Shenzhen) Company Limited (“Yiqiman”), Shenzhen Fanhua Nanfeng Enterprise Management Consulting Company Limited (“Shenzhen Fanhua”), Guangzhou Zhongqi Enterprise Management Consulting Company Limited (“Guangzhou Zhongqi”), Beijing Ruisike Management Consulting Company Limited (“Beijing Ruisike”) and Beijing Fanlian Investment Company Limited (“Beijing Fanlian”) (collectively, the “PRC Subsidiaries”, and each a “PRC Subsidiary”) has been duly organized and is validly existing as a wholly foreign owned enterprise with limited liability or as a domestic company with limited liability, as the case may be, with full legal person status under the laws of the PRC and its business license is in full force and effect. Each of the PRC Subsidiaries has been duly qualified as a foreign invested enterprise or a domestic company under the laws of the PRC; the equity interest of Haidileji is wholly owned directly or beneficially by CNinsure Holdings Ltd., a company incorporated under the laws of the British Virgin Islands (“CNinsure Holdings”), which is wholly owned by CISG Holdings Ltd, a company incorporated under the laws of the British Virgin Islands, which is wholly owned by the Company; the equity interest of Yiqiman is wholly owned directly or beneficially by CNinsure Holdings; a 40% equity interest of Shenzhen Fanhua is owned directly or beneficially by Haidileji and a 60% equity interest of Shenzhen Fanhua is owned directly or beneficially by Yiqiman; a 90% equity interest of Guangzhou Zhongqi is owned directly or beneficially by Shenzhen Fanhua; a 10% equity interest of Beijing Ruisike is owned directly or beneficially by Guangzhou Zhongqi and a 90% equity interest of Beijing Ruisike is owned directly or beneficially by Shenzhen Fanhua; a 5% equity interest of Beijing Fanlian is owned directly or beneficially by Beijing Ruisike and a 95% equity interest of Beijing Fanlian is owned directly or beneficially by Shenzhen Fanhua. To the best of our knowledge after due inquiries, such equity interests as each described in the preceding paragraph are free and clear of all liens, encumbrances, equities or claims.

(ii) Incorporation of PRC Operating Companies. Each of Guangdong Meidiya Investment Company Limited (“Meidiya”) and Sichuan Yihe Investment Company Limited (“Yihe”, and collectively with Meidiya, the “PRC Operating Companies”, and each a “PRC Operating Company”) has been duly organized and is validly existing as a domestic enterprise with legal person status or a company with limited liability with legal person status, as the case may be, with full legal person status under the laws of the PRC and its business license is in full force and effect; each PRC Operating Company has been duly qualified as a domestic enterprise under the laws of the PRC; the equity interest of each PRC Operating Company is owned [•]% by Jianguo Cui,[•]% by Zhengyu Wang and [•]% by Qiuping Lai. Each of Jianguo Cui, Zhengyu Wang and Qiuping Lai (collectively, the “PRC Individuals”) is a PRC citizen. To the best of our knowledge after due inquiries, such equity interests as each described in the preceding paragraph are free and clear of all liens, encumbrances, equities or claims.

(iii) Incorporation of PRC Agencies and Brokerages. Each of the insurance agencies and brokerages listed in Annex [A] to this opinion (collectively, the “PRC Brokerages”, and each a “PRC Brokerage”, and collectively with the PRC Subsidiaries and PRC Operating Companies, the “PRC Group Companies” and each a “PRC Group Company”) has been duly organized and is validly existing as a domestic enterprise with legal person status or a company with limited liability with legal person status, as the case may be, with full legal person status under the laws of the PRC and its business license is in full force and effect; each PRC Brokerage has been duly qualified as a domestic enterprise under the laws of the PRC; the equity interest of each PRC Brokerage is owned by the PRC Operating Companies in the percentages set forth hereto as Annex [A]. To the best of our knowledge after due inquiries, such equity interests as each described in the preceding paragraph are free and clear of all liens, encumbrances, equities or claims.

(iv) Legal Compliance and Efficacy of Constitutive Documents. The Articles of Association, business license and other constituent documents of each PRC Group Company comply with the requirements of applicable PRC law and are in full force and effect.

(v) Business. Each of the PRC Group Companies has full legal right, power and authority (corporate and other) to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the General Disclosure Package as of the Applicable Time and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or uses or leases properties, conducts any business or in which such qualification is required. Except as disclosed in the General Disclosure Package as of the Applicable Time, each of the PRC Group Companies has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, “Governmental Authorizations”) with any governmental or regulatory agency or any court in the PRC (“Governmental Agencies”) to own, lease, license and use its properties, assets and conduct its business in the manner described in the General Disclosure Package and the Prospectus and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the General Disclosure Package and the Prospectus. Except as described in the General Disclosure Package and the Prospectus, no PRC Group Company has any reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and each of the PRC Group Companies is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(vi) Capitalization. All of the equity interests in each PRC Group Company have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; each of the PRC Group Companies has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under PRC law and regulations for the ownership interest by its respective holders; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Group Companies.

(vii) Use of Proceeds. The application of the net proceeds to be received by the Company from the Offering as contemplated by the General Disclosure Package and the Prospectus, will not contravene any provision of applicable PRC law, rule or regulation, or the Articles of Association, other constitutive documents or the business license or other constitutive documents of any PRC Group Company or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon any PRC Group Company, or any judgment, order or decree of any Governmental Agency in the PRC.

(viii) Title to Property and Leased Assets. Each PRC Group Company has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions; each lease agreement to which such PRC Group Company is a party is legally executed; the leasehold interests of each PRC Group Company are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under PRC law; and neither the Company nor any PRC Group Company owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the General Disclosure Package and the Prospectus.

(ix) Guarantees. There are no outstanding guarantees or contingent payment obligations of any of the PRC Group Companies in respect of indebtedness of third parties except as disclosed in the General Disclosure Package and the Prospectus.

(x) No Violation. Except as described in the General Disclosure Package and the Prospectus, none of the PRC Group Companies is and, in the case of clause (D) of this paragraph, none of the Company, PRC Group Companies, directors, executive officers, employees or agents of the Company and the PRC Group Companies is in breach or violation of or in default, as the case may be, under (A) its articles of association, business licenses or any other constituent documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by PRC laws, (C) any obligation, license, lease, contract or other agreement or instrument governed by PRC laws to which the Company or any of the PRC Group Companies is a party or by which any of them or any of their respective properties may be bound or affected, except for such breach or violation or default that, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect or a prospectus material adverse effect on the general affairs, management, shareholders’ equity, results or operations or position, financial or otherwise, of the PRC Group Companies (“Material Adverse Effect”), or (D) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to the Company or any of the PRC Group Companies, including any law or regulation related to bribery, anti-corruption or similar law (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under).

(xi) No Proceedings. There are no legal, governmental, administrative or arbitrative proceedings before any court of the PRC or before or by any Governmental Agency pending or threatened against, or involving the properties or business of, the Company or any PRC Group Company or to which any of the properties of any PRC Group Company is subject.

(xii) Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on CNinsure Holdings’ equity interest in Haidileji and Yiqiman in Renminbi may under the current laws and regulations of PRC be payable in foreign currency and may be freely transferred out of the PRC, and all such dividends will not be subject to withholding or other taxes under the laws and regulations of PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Government Authorization from any Governmental Agency in the PRC.

(xiii) Validity of Revenue Recognition Policies. Based upon the assumptions and facts described in Annex [B] hereto, none of the Company’s or any of the PRC Group Companies’ policies, practices and transactions related to revenue recognition of insurance policy commissions or consulting fees paid to any PRC Group Company (A) has resulted or results in any violation of the business license, articles of association, other constitutional documents or Government Authorizations of any of the PRC Group Companies; (B) has resulted or results in any violation of or penalty under any PRC Laws; or (C) to the best of our knowledge, after due inquiry, conflicts with or results in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject, except for such violation, breach or default under clause (C) which would not reasonably be expected to have a Material Adverse Effect.

(xiv) PRC Law. All matters of PRC law and practice relating to the Company, each PRC Group Company and their respective businesses and other statements with respect to or involving PRC law set forth in the General Disclosure Package and the Prospectus are correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

(xv) PRC Taxation. To the best of our knowledge after due inquiry, (A) the PRC tax laws and regulations and other PRC laws and regulations applicable to the activities of the PRC Group Companies (including income tax, business tax, value-added tax, regulatory fees, capital gain, sales, withholding or other taxes and stamp or other issuance or transfer taxes or duties to which the PRC Group Companies may become subject due to the conduct of activities in the PRC) are assessed or apply to the PRC Group Companies in substantially the same manner as are currently applicable to any company incorporated under the PRC Company Law, which is engaged in the life insurance business, property casualty insurance business, and insurance agency and brokerage business in the PRC and (B) there are no material PRC fees or taxes that are or will become applicable to the PRC Group Companies as a consequence of completion of the Offering that have not been described in the General Disclosure Package.

(xvi) No Violation of the Insurance Law. To the best of our knowledge after due inquiry, each of the PRC Group Companies is currently in compliance with, and neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the General Disclosure Package, will conflict with or result in a breach or violation of, the provisions of the Insurance Law (as defined in the General Disclosure Package) and the regulations and rules of the CIRC (as defined in the General Disclosure Package), including, but not limited to, those related to the scope of its business activities, solvency margin, reserves, the use of its insurance funds, insurance products, insurance agents (including qualification thereof), insurance contracts, reinsurance and investments by foreign parties in PRC insurance companies, the geographic limitation and scope of business of foreign invested insurance companies, and all such other applicable laws, regulations and rules of the PRC.

(xvii) Material Contracts. Each of the material agreements governed by PRC laws and listed in Annex [C] hereto (the “Agreements”) has been duly authorized, executed and delivered by the relevant PRC Group Company or PRC Individual, and each such company has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each such PRC Group Company or PRC Individual had the corporate power and capacity to enter into and to perform its obligations under such Agreement; each of the Agreements to which the Company, a PRC Group Company or a PRC Individual is a party constitutes a legal, valid and binding obligation of the such party, enforceable against it in accordance with its terms; to the extent applicable, such Agreement has been properly transferred, amended or assigned such that the Company is the obligor and beneficiary under such Agreement and such transfers, amendments or assignments were duly authorized, executed and delivered by the parties to the applicable Agreement; all Governmental Authorizations required in the PRC for such transfers, amendments or assignments, to the extent applicable, have been duly obtained and are in full force and effect; and all necessary steps for such transfers, amendments or assignments have been taken and all consents required from all counter parties to such Material Contract have been duly obtained and are in full force and effect. [NOTE: ANNEX C IS TO INCLUDE ALL STRUCTURE AGREEMENTS (LOAN AGREEMENTS, EQUITY PLEDGE AGREEMENTS, IRREVOCABLE POWERS OF ATTORNEY, EXCLUSIVE PURCHASE OPTION AGREEMENTS, TECHNOLOGY CONSULTING AND SERVICE AGREEMENTS AND TRADEMARK LICENSING AGREEMENTS) DESCRIBED IN “CORPORATE STRUCTURE” ) AS WELL AS ACQUISITION AGREEMENTS, PLACEMENT AGREEMENTS AND OTHER MATERIAL AGREEMENTS GOVERNED BY PRC LAW.]

(xviii) No Violation of Agreements. The execution, delivery and performance of each of the Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, will not (A) result in any violation of the business license, articles of association, other constitutional documents (if any ) or Government Authorizations of any of the PRC Group Companies; (B) result in any violation of or penalty under any PRC Laws; or (C) to the best of our knowledge, after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject, except for such violation, breach or default under clauses (B) and (C) which would not, individually or in the aggregate, have a Material Adverse Effect, and no such Agreement has been amended or revoked or is liable to be set aside under any existing PRC law, regulation or public policy.

(xix) Corporate Structure. The description of the corporate structure of the PRC Group Companies and the Agreements set forth in the “Corporate Structure”, “Related Party Transactions—Contractual Arrangements with Meidiya Investment, Yihe Investment and their Subsidiaries and Shareholders” sections of the General Disclosure Package and the Prospectus are true and accurate in all material respects and nothing has been omitted from such description which would make the same misleading in any material respects; all necessary steps for transactions contemplated in the restructuring documents, insofar as PRC laws and regulations are concerned, have being taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated therein have been obtained, made and taken and are in full force and effect. Each of the Control Agreements described in Section 1 of Annex C hereto is legal, valid, enforceable and admissible as evidence under the laws, regulations and public policy of the PRC and is binding on the relevant PRC Group Company or PRC Individual that are parties to it. No provisions in any of the Control Agreements (taken both individually and together as a whole) contravene in any way any applicable law, regulation or public policy of the PRC (including without limitation the legal and corporate structure of the PRC Group Companies governed by the Control Agreements), and no such Control Agreement has been amended or revoked or is liable to be set aside under any existing PRC law, regulation or public policy.

(xx) Trademarks. Each PRC Group Company owns or otherwise has the legal right to use, or can acquire on reasonable terms, trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it; except as described in the General Disclosure Package and the Prospectus, to the best of our knowledge after due inquiry, no PRC Group Company has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

(xxi) Intellectual Property. To the best of our knowledge after due inquiry and except as described in the General Disclosure Package and the Prospectus, none of the PRC Group Companies possesses any other registered intellectual property, and each of the PRC Group Companies possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in the ordinary course of business, and none of the PRC Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

(xxii) No Violation. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated herein and therein, and the conduct of the business and operations of the Company and its subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus, including the issue and sale of the Ordinary Shares and the Offered ADSs under the Underwriting Agreement and the Deposit Agreement, and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Deposit Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument and to which the Company or any PRC Group Company is a party or by which the Company or any such PRC Group Company is bound or to which any of the properties or assets of the Company or a PRC Group Company is bound or to which any of the properties or assets of the Company or any PRC Group Company is subject, except for such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect, (B) do not and will not result in any violation of the provisions of the articles of association, business licenses or any other constituent documents of any PRC Group Company, (C) do not and will not result in any violation of any provision of PRC law or statute or any PRC regulations and (D) do not and will not result in a violation of any order, rule or regulation of any governmental or regulatory agency or any court in the PRC.

(xxiii) Absence of Further Action. No Governmental Authorizations from any Governmental Agency is required for (A) the issue and sale of the Offered Securities and the Ordinary Shares represented thereof at such Closing Date to be sold by the Company under the Underwriting Agreement, (B) the deposit of the Ordinary Shares represented by the Offered Securities with the Depositary or its nominee, and (C) the consummation by the Company and the Depositary of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement, as applicable.

(xxiv) Absence of Reporting Obligations. There are no reporting obligations under PRC law on non-PRC holders of the Offered Securities or the Ordinary Shares.

(xxv) No Deemed Residence. As a matter of PRC law, no holder of the Offered Securities or Ordinary Shares who is not a PRC resident will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Offered Securities or Ordinary Shares. There are no limitations under PRC law on the rights of holders of the Offered Securities or Ordinary Shares who are not PRC residents to hold, vote or transfer their securities nor are there any statutory pre-emptive rights or transfer restrictions applicable to the Ordinary Shares.

(xxvi) Accurate Description of Law and Documents. The statements set forth in the General Disclosure Package and the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate Structure,” “Business,” “Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital” and “Taxation,” [drafting note – to include other sections as applicable] insofar as such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC law, are true and accurate, and fairly present or fairly summarize the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements did not contain and will not contain an untrue statement of a material fact, and did not omit and will not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

(xxvii) Submission to Jurisdiction. The submission of the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that the Underwriting Agreement and the Deposit Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by PRC courts; service of process effected in the manner set forth in the Underwriting Agreement will be effective to confer jurisdiction over the subsidiaries, assets and property of the Company in the PRC, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement and the Deposit Agreement will be recognized by PRC courts, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC.

(xxviii) Validity of Indemnification Provisions. The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene the public policy or laws of the PRC, and insofar as matters of PRC law are concerned, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights; each of the Underwriting Agreement and the Deposit Agreement is in proper legal form under PRC law for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

(xxix) No Stamp Tax. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of its subsidiaries, any Underwriter or the Depositary to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Offered Securities and Ordinary Shares, (B) the deposit with the Depositary of Ordinary Shares by the Company pursuant to the Deposit Agreement against issuances of the Offered Securities, (C) the sale and delivery by the Company of the Offered Securities to or for the accounts of the Underwriters in the manner contemplated in the Underwriting Agreement and the Deposit Agreement, (D) the execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement by the Company, or (E) the sale and delivery by the Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated in the General Disclosure Package and the Prospectus.

(xxx) No Licensing Requirement. The entry into, and performance or enforcement of the Underwriting Agreement and the Deposit Agreement in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement and the Deposit Agreement.

(xxxi) No PRC Liability of Depositary. The Depositary will not (absent negligence, bad faith or breach of contract and general principle of agency) be subject to any potential liability under PRC laws for taking any action contemplated in the Deposit Agreement.

(xxxii) No Sovereign Immunity. Under the laws of the PRC, none of the Company or its subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

(xxxiii) SAFE Compliance. The Company has completed all relevant registration and other procedures required under the applicable SAFE Rules and Regulations; to the best of our knowledge after due inquiry, each of the directors, officers, shareholders and option holders of the Company who are PRC citizens and residents, including shareholders and option holders of the Company that are directly or indirectly owned or controlled by PRC citizens and residents, has completed all relevant registration and other procedures required under applicable SAFE Rules and Regulations, but only insofar as such relevant registration and other procedures required arose from such person’s ownership interest in the Company or by being the Company’s directors or officers.

(xxxiv) Compliance with PRC Law. Each of the Company and the PRC Subsidiaries is currently materially in compliance with all applicable PRC laws and regulations, including the Insurance Law and all PRC laws and regulations relating to bribery, anti-corruption or similar areas. The issuance, sale and delivery of the Offered Securities by the Company as described in the General Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of the provisions of any applicable PRC law and regulations.

(xxxv) M&A Rules.

(a) The establishment and restructuring of the Company and the PRC Group Companies complied with all PRC laws, rules and regulations that are applicable to the Company and the PRC Group Companies, including the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”).

(b) The issuance and sale of the ADSs and the Ordinary Shares underlying the ADSs, the [listing/quotation] and trading of the ADSs on the Nasdaq Global Market or the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement does not and will not conflict with the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8, 2006 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).

(c) As of the date of the Underwriting Agreement and as of the Closing Date, the Company was not and is not required under the M&A Rules and Related Clarifications to obtain the approval of the CSRC for the issuance and sale of the Ordinary Shares and the ADSs, the [listing/quotation] and trading of the ADSs on the Nasdaq Global Market, or the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement.

(xxxvi) Disclosure. Each Registration Statement and the prospectus included therein, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material aspects with the requirements of the Act and the Rules and Regulations; we have no reason to believe that any part of a Registration Statement or any amendment thereto (other than the financial statements and related schedules therein to which we express no opinion), as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus or any amendment or supplement thereto (other than the financial statements and related schedules therein to which we express no opinion), as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; we have no reason to believe that the General Disclosure Package (other than the financial statements and related schedules therein to which we express no opinion), and the Prospectus as of the Applicable Time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex A – PRC Brokerages and Agencies

Annex B – Revenue Recognition Policies and Process Description

Annex C – Agreements

Section 1. Control Agreements

Section 2. Acquisition Agreements

Section 3. [TBD]

EXHIBIT F

Form of Opinion of Latham & Watkins LLP, U.S. Counsel for the Selling Shareholders

[1. Each of the Custody Agreements and the Powers of Attorney has been duly executed and delivered by the Selling Shareholders in accordance with the laws of the State of New York.

2. We have assumed, with your consent, that (A) each Selling Shareholder has the capacity, power and authority, as applicable, to execute, deliver and perform the Power of Attorney, the Custody Agreement and the Underwriting Agreement, (B) each Selling Shareholder, as applicable, has duly authorized the execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement, (C) each Selling Shareholder has duly executed and delivered the Power of Attorney and the Custody Agreement (other than with respect to the execution and delivery thereof under the laws of the State of New York), and (D) such execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement do not (i) except as expressly addressed in paragraph 3 below, breach any agreement or instrument to which the Selling Shareholder is a party or, (ii) except as expressly addressed in paragraph 3 below, violate any law, rule or regulation applicable to such Selling Shareholder, and (iii) require by or on behalf of such Selling Shareholder any consent, approval or authorization to be obtained from, or filing, registration or declaration to be made with, any governmental authority which has not been duly obtained or made. On the basis of such assumptions, each of the Powers of Attorney and the Custody Agreements constitutes a legally valid and binding obligation of such Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms; and the Underwriting Agreement has been duly executed and delivered by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders.

3. The execution and delivery of the Custody Agreements and the Powers of Attorney by the Selling Shareholders do not, the execution and delivery of the Underwriting Agreement by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders do not, and the deposit of the Ordinary Shares with the Depositary by the Selling Shareholders against issuance of the ADRs evidencing the ADSs and the sale of the ADSs by the Selling Shareholders to you and the other underwriters pursuant to the Underwriting Agreement do not:

(i) violate any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder;

(ii) require any consents, approvals, or authorizations to be obtained by such Selling Shareholder from, or any registrations,

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declarations or filings to be made by such Selling Shareholder with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder on or prior to the date hereof that have not been obtained or made; or

(iii) result in the breach of or default under any of the agreements which are governed by the laws of the State of New York and to which any of the Selling Shareholders is a party or by which such Selling Shareholder is bound and which has been filed as an exhibit to the Registration Statement.

4. Pursuant to Section 16 of the Underwriting Agreement, under the laws of the State of New York each of the Selling Shareholders has validly (i) chosen New York law to govern its respective rights and duties under the Underwriting Agreement, the Custody Agreement and the Power of Attorney, (ii) submitted to the personal jurisdiction of the state or federal courts located in The City of New York in connection with any action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 15 of the Underwriting Agreement. Service of process in the manner described in Section 16 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court.

5. Upon indication by book entry that the ADSs have been credited to a securities account maintained by the Representative at the Depository Trust Company (“DTC”‘) and payment therefor in accordance with the Underwriting Agreement, the Representative will acquire a securities entitlement on behalf of the several Underwriters with respect to the ADSs and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “NY UCC”), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representative.]

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EXHIBIT G

Form of Opinion of Local Counsel for each Selling Shareholder

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EXHIBIT H

Form of Opinion of Counsel for the Depositary

1. The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

2. The Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder.

3. Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

4. The legal entity for the issuance of ADRs filed a registration statement for the ADSs on Form F-6 (the “ADS Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the staff of the Securities and Exchange Commission (the “Commission”) has informed us that the Commission declared the ADS Registration Statement effective, and, to the best of our knowledge, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act and the ADS Registration Statement as of its effective date complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

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